EXHIBIT 99.1

Azitra Announces Proposed Public Offering of Common Stock

BRANFORD, Conn., Jan. 14, 2025 /PRNewswire/ — Azitra, Inc. (NYSE American: AZTR), a clinical-stage biopharmaceutical company focused on developing innovative therapies for precision dermatology, today announced that it has commenced a public offering of shares of its common stock (or pre-funded warrants in lieu thereof). All of the shares of common stock (or pre-funded warrants in lieu thereof) to be sold in the proposed offering will be sold by Azitra. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Maxim Group LLC is acting as the sole placement agent for the proposed offering.

Azitra intends to use the net proceeds of this offering for working capital and general corporate purposes.

The public offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-280648), previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 1, 2024, as amended, and declared effective on July 8, 2024. The shares may be offered only by means of a prospectus. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the public offering will be filed with the SEC and are available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and accompanying prospectus relating to the public offering may also be obtained by contacting Maxim Group LLC, at 300 Park Avenue, 16th Floor, New York, NY 10022, Attention: Prospectus Department, or by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Azitra, Inc.

Azitra, Inc. is a clinical stage biopharmaceutical company focused on developing innovative therapies for precision dermatology. The Company’s lead product, ATR-12, is an engineered strain of S. epidermidis designed to treat Netherton syndrome, a rare, chronic skin disease with no approved treatment options. Netherton syndrome is often fatal in infancy with those living beyond a year having profound lifelong challenges. ATR-12 is being evaluated in a Phase 1b clinical trial in adult Netherton syndrome patients. ATR-04, Azitra’s next most advanced product, is being developed for the treatment of EGFR inhibitor (“EGFRi”) associated rash. Azitra has received Fast Track designation from the FDA for EGFRi associated rash, which impacts approximately 150,000 people in the U.S. Azitra has an open IND for a Phase 1/2 clinical trial with ATR-04 in patients with EGFRi associated rash. ATR-12 and ATR-04 were developed from Azitra’s proprietary platform of engineered proteins and topical live biotherapeutic products that includes a microbial library comprised of approximately 1,500 bacterial strains. The platform is augmented by artificial intelligence and machine learning technology that analyzes, predicts, and helps screen the library of strains for drug like molecules. For more information, please visit https://azitrainc.com.

Forward-Looking Statements:

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, statements regarding the expected timing of the presentation of data from the Phase 1b study of ATR-12, the filing of an IND application, and the presentation of data from our Phase 1b for ATR-04, the IND filing for ATR-01, and statements about our clinical and pre-clinical programs, and corporate and clinical/pre-clinical strategies.

Any forward-looking statements in this press release are based on current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, that we may fail to successfully complete our Phase 1b trial for ATR-12; we may experience delays in the initiation of our Phase 1/2 trial for ATR-04; our product candidates may not be effective; there may be delays in regulatory approval or changes in regulatory framework that are out of our control; our estimation of addressable markets of our product candidates may be inaccurate; we may fail to timely raise additional required funding; more efficient competitors or more effective competing treatment may emerge; we may be involved in disputes surrounding the use of our intellectual property crucial to our success; we may not be able to attract and retain key employees and qualified personnel; earlier study results may not be predictive of later stage study outcomes; and we are dependent on third-parties for some or all aspects of our product manufacturing, research and preclinical and clinical testing. Additional risks concerning Azitra’s programs and operations are described in our Annual Report on Form 10-K, subsequent Reports on Form 10-Q, and our other filings we make with the SEC. Azitra explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Contact:

Norman Staskey

Chief Financial Officer

staskey@azitrainc.com

Tiberend Strategic Advisors, Inc.

Jon Nugent

205-566-3026

jnugent@tiberend.com